SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            June 27, 2007

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Mr. Patrick C. Lynch, the Company’s Chief Financial Officer, will be making a presentation to investors and potential investors at a conference being held June 25-28, 2007. Mr. Lynch currently is scheduled to make his presentation on June 28, 2007, at approximately 10:45 a.m. Eastern Time. Attached hereto as Exhibit 99.1 is a copy of the written materials to be used in the presentation.  Whether or not the information set forth therein is properly considered to be material, we have elected, in this instance, to make the information available generally to all persons who might consider it to be useful for their respective purposes.

The information set forth in this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01    REGULATION FD DISCLOSURE.

As discussed in Item 2.02 above, Mr. Patrick C. Lynch, the Company’s Chief Financial Officer, currently is scheduled to make a presentation to investors and potential investors on June 28, 2007, at approximately 10:45 a.m. Eastern Time. The presentation will be broadcast live over the Internet. Listeners may access the presentation live over the Internet at http://www.wsw.com/webcast/wa43/ifsia or through the Company’s website at http://www.interfaceinc.com/results/investor/. Certain information to be discussed in the presentation is attached hereto as Exhibit 99.1. The archived version of the presentation will be available at these sites beginning shortly after the presentation ends.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d)          Exhibits.

Exhibit No.	Description

99.1	Investor Presentation dated June 2007 (furnished pursuant to Item 2.02 of this Report).

2

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President
Date: June 27, 2007

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation dated June 2007 (furnished pursuant to Item 2.02 of this Report).

4